UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2009

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 East 1700 South, Provo, Utah	84606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 342-4300

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in response to Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.01                                         CHANGES IN CONTROL OF REGISTRANT.

On May 22, 2009, Nature’s Sunshine Products, Inc. (the “Company”) and Kristine F. Hughes, Eugene L. Hughes and Pauline Hughes Francis in their capacity as shareholders of the Company (collectively, the “Hughes Parties”) entered into a settlement and voting agreement (the “Prescott Agreement”) with Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott”).  Contemporaneously with the Prescott Agreement, the Company and the Hughes Parties entered into voting agreements (collectively with the Prescott Agreement, the “Voting Agreements”) with each of the following shareholders of the Company:  Red Mountain Capital Partners II, L.P., Red Mountain Capital Partners III, L.P. and Paradigm Capital Management, Inc. (collectively with Prescott, the “Shareholder Parties”).

In connection with the discussions leading up to the Voting Agreements, Prescott, which holds approximately 12 percent of the Company’s outstanding shares, had made a written demand under the Utah Revised Business Corporation Act that the Company hold a special meeting of shareholders, or in lieu thereof an annual meeting of shareholders, for the purpose of electing a slate of directors proposed by Prescott.  Prescott subsequently made a written demand that Prescott be allowed to inspect and copy the record of shareholders required to be maintained by the Company under the Utah Revised Business Corporation Act.  The stated purpose for such inspection was to solicit proxies from the Company’s shareholders for the purpose of voting on the election of directors and other matters presented at the meeting of shareholders.  Prescott also informed the Company that on April 3, 2009, it had commenced a legal action in the Fourth Judicial District Court for Utah County, Utah (Prescott Group Aggressive Small Cap Master Fund, G.P. v. Nature’s Sunshine Products, Inc., Civil No. 090401518) to petition the court to order an annual meeting of shareholders for purposes of electing directors. Ultimately, the complaint was never served and, in connection with the Prescott Agreement, Prescott agreed to withdraw its demands, dismiss its legal action and release the Company, the Hughes Parties and other related parties from claims relating to Prescott’s legal action.

The changes to the Board of Directors as contemplated by the Voting Agreements follow a series of meetings among the existing directors and the Company’s major shareholders.  The current Board engaged in an extensive process of interviewing and evaluating the new Board members proposed by the shareholders and has unanimously endorsed their appointment to the Board, as well as the selection of the slate of directors to be proposed for election at the next annual meeting of shareholders.

The Voting Agreements provide, among other things, that, effective on or about June 7, 2009, ten days following the date of the mailing of an information statement on Schedule 14F-1 (the “Information Statement”) to the Company’s shareholders, pursuant to Section 14(f) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (i) the authorized number of directors of the Board of Directors of the Company (the “Board”) will be increased from six to eight directors in accordance with Section 3.2 of the Bylaws of the Company, creating two additional vacancies in addition to one previously unfilled vacancy on the Board, (ii) with the exception of Kristine F. Hughes, all of the current members of the Board, including Robert K. Bowen, Larry A. Deppe, Pauline Hughes Francis and Eugene L. Hughes, will resign as members of the Board, resulting in a total of seven vacancies on the Board and (iii) Michael D. Dean, Albert R. Dowden, Douglas Faggioli, Pauline Hughes Francis, Willem Mesdag, Jeffrey D. Watkins and Candace K. Weir will be appointed to fill such vacancies on the Board and will serve as directors until the next annual meeting of shareholders at which directors are elected and until their respective successors are duly elected and qualified, unless they resign, are removed or are otherwise disqualified from serving as a director of the Company.  Ms. Francis is currently a director of the Company, and her resignation and reappointment are for the purpose of changing the Board class to which she is assigned.

The Voting Agreements also provide that, at the next annual meeting of shareholders, which is currently planned for 2009, the Company will nominate, and the Shareholder Parties and the Hughes Parties will vote all of the shares of the Company’s common stock beneficially owned by them in favor of, each of the following individuals, with such nominees serving in the Board class set forth opposite his or her name:

Name	Class
Jeffrey D. Watkins	Class I
Willem Mesdag	Class I
Michael D. Dean	Class II
Douglas Faggioli	Class II
Candace K. Weir	Class II
Kristine F. Hughes	Class III
Pauline Hughes Francis	Class III
Albert R. Dowden	Class III

Pursuant to the Voting Agreements, the Class I directors’ terms will expire at the first annual meeting of shareholders following their election (expected to be in 2010), the Class II directors’ terms will expire at the second annual meeting of shareholders following their election (expected to be in 2011), and the Class III directors’ terms will expire at the third annual meeting of shareholders following their election (expected to be in 2012).  Thereafter, as provided in the Company’s Restated Articles of Incorporation, the Company expects that the terms of each class of directors will expire at the third annual meeting following the annual meeting at which such class is elected.

The voting arrangement set forth in the Voting Agreements will terminate immediately following the next annual meeting of shareholders of the Company or any adjournment or postponement thereof, or December 31, 2009, whichever is earlier.

As a result of the Voting Agreements, a change in the majority of the Board of Directors will become effective on or about June 7, 2009, ten days following the date of the mailing of the Information Statement to the Company’s shareholders.  In addition, an aggregate of 7,944,217 shares of the Company’s common stock are beneficially owned by the shareholders who are parties to the Voting Agreements, representing approximately 51.2 percent of the issued and outstanding shares of common stock, based upon 15,510,159 shares of common stock issued and outstanding on April 30, 2009.  The Company is not aware of any other arrangement or event, the occurrence of which will result in a change in control of the Company.

The foregoing summary does not purport to be a complete description of the Voting Agreements and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As discussed in more detail in Item 5.01 above, pursuant to the Voting Agreements, effective on or about June 7, 2009, ten days following the date of the mailing of the Information Statement to the Company’s shareholders, (i) Robert K. Bowen, Larry A. Deppe, Pauline Hughes Francis and Eugene L. Hughes will resign as members of the Board and (ii) Michael D. Dean, Albert R. Dowden, Douglas Faggioli, Pauline Hughes Francis, Willem Mesdag, Jeffrey D. Watkins and Candace K. Weir will be appointed to fill the vacancies on the Board and will serve as directors until the next annual meeting of shareholders at which directors are elected and until their respective successors are duly elected and qualified, unless they resign, are removed or are otherwise disqualified from serving as a director of the Company.  Ms. Francis is currently a director of the Company, and her resignation and reappointment are for the purpose of changing the Board class to which she is assigned.  The information provided in response to Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Following the resignations and appointments pursuant to the Voting Agreements, the new Board of Directors will establish committee assignments for each of the committees at its initial meeting, or as soon thereafter as may be practicable.

A copy of the press release announcing the resignations of the current members of the Board, other than Kristine F. Hughes, and the foregoing appointments pursuant to the terms of the Voting Agreements is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 The following documents are filed as exhibits to this report:

Item No.	Exhibit

10.1

Settlement and Voting Agreement, dated as of May 22, 2009, by and among Nature’s Sunshine Products, Inc., Kristine F. Hughes, Eugene L. Hughes, Pauline Hughes Francis and Prescott Group Aggressive Small Cap Master Fund, G.P.

10.2	Voting Agreement, dated as of May 22, 2009, by and among Nature’s Sunshine Products, Inc., Kristine F. Hughes, Eugene L. Hughes, Pauline Hughes Francis and Red Mountain Capital Partners II, L.P.

10.3	Voting Agreement, dated as of May 22, 2009, by and among Nature’s Sunshine Products, Inc., Kristine F. Hughes, Eugene L. Hughes, Pauline Hughes Francis and Red Mountain Capital Partners III, L.P.

10.4	Voting Agreement, dated as of May 22, 2009, by and among Nature’s Sunshine Products, Inc., Kristine F. Hughes, Eugene L. Hughes, Pauline Hughes Francis and Paradigm Capital Management, Inc.

99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: May 28, 2009	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Chief Financial Officer